Exhibit 99.1

GHN Agrispan Completes Private Placement Transaction

$1.3 Million Raised from Institutional Investors

XIAMEN, CHINA, September 1, 2010 – GHN Agrispan Holding Company (OTCBB: GHNA), an emerging company engaged in China’s high-growth agriculture, prepared foods and catering industries, today announced that it has completed a private placement with a group of institutional investors.

GHN Agrispan sold 2,600,000 shares of its newly designated Series A 10% Convertible Preferred Stock for $0.50 per share. Gross proceeds were approximately $1.3 million, or approximately $1.14 million net of expenses. Each share of Series A 10% Convertible Preferred Stock is initially convertible into one share of the Company’s common stock.  The institutional investors also received warrants to purchase 2,600,000 shares of common stock at $0.75 per share. The funds will be used for general corporate and strategic purposes, including, but not limited to, acquisitions, joint ventures, agricultural development arrangements, or other similar transactions.

The shares of common stock have not been registered under the Securities Act of 1933 and may not be subsequently offered or sold by the investors absent registration or an applicable exemption from the registration requirements. GHN Agrispan has agreed to file a registration statement covering the resale of the securities issued in this transaction.

About GHN Agrispan Holding Company

Based in Xiamen City, China, GHN Agrispan Holding Company (OTCBB: GHNA) is an emerging Chinese operating company engaged in the high-growth agriculture, prepared foods and catering industries in China.  GHN Agrispan has positioned itself to capitalize on China’s burgeoning middle class through an increasing desire for healthy food products that are free of toxins and pollutants, as well as the China’s booming catering industry, which is currently experiencing growth in the double digits. GHN Agrispan’s catering group is recognized as one of the most reputable catering services in Xiamen. The company places a strong emphasis on food safety, selling its premium products and services to target clients including: US Fortune 500 companies, European multi-national firms, as well as established Chinese private enterprises and government institutions such as banks and schools.  In addition, the output from the GHN Agrispan’s fresh fruit, vegetables and other planting bases is purchased by major national supermarkets and first-tier wholesalers in developed cities throughout China.

For more information please visit the website for GHN Agrispan’s wholly-owned subsidiary, Yidong Group: www.ghnagrispan.com/en

Forward-Looking Statements

This release contains "forward-looking statements" for purposes of the Securities and Exchange Commission's "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under the Securities Exchange Act of 1934. These forward-looking statements are subject to various risks and uncertainties that can affect GHN Agrispan’s operating results, liquidity and financial condition or otherwise cause GHN Agrispan’s actual results to differ materially from those forecasted.  Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and labor costs, the successful implementation of GHN Agrispan’s growth strategy, including the ability of GHN Agrispan to finance its expansion plans and the mix and pricing of goods sold.  The identified risk factors and other factors and risks that may affect GHN Agrispan’s business or future financial results are detailed in its filings with the Securities and Exchange Commission. These cautionary statements qualify all of the forward-looking statements GHN Agrispan makes herein.  GHN Agrispan cannot assure you that the results or developments anticipated by it will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for it or affect it, its business or its operations in the way it expects.  GHN Agrispan cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates.  GHN Agrispan does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the GHN Agrispan’s assumptions, estimates or projections.

Company Contact:
GHN Agrispan Holding Company
Kenneth Ma, Executive Director
+86-136-660-1113

Financial Communications Contact:
Trilogy Capital Partners
Darren Minton, President
Toll-free: 800-592-6067
info@trilogy-capital.com